Exhibit 99.1

Purebase Amends Supply Agreement With U.S. Mine Corp to Supply SCM Markets

IONE, CA, April 23rd, 2020 (GLOBE NEWSWIRE) — Purebase Corporation (OTCQB: PUBC), a diversified resource company, headquartered in Ione, California, today announced that it has entered into an amended materials supply agreement with U.S. Mine Corp, allowing Purebase to use kaolin clays for the development of metakaolin for its SCM (supplementary cementitious materials) products.

Purebase originally entered into a materials supply agreement with US Mine Corp in October 2018 to use kaolin clay solely as a sun protectant in the agricultural industry. US Mine Corp is a privately held mining company owned by certain Directors of Purebase Corporation.

Purebase’s Chairman and CEO, Scott Dockter stated, “The produced metakaolin from the kaolin clay will be blended with our pozzolan from the Snow White mine to create a compelling product that can reduce or eliminate the need for fly ash in concrete, and potentially be a partial replacement for cement.” He added, “We have worked with leading labs throughout the country to formulate the very best SCM products possible. As a result, we already have an ASTM C618 approval on our metakaolin (calcined kaolin), which is the first step in certifying an SCM for use in the marketplace.”

About Purebase Corporation

Purebase Corporation (OTCQB: PUBC) is a diversified resource company that acquires, develops and markets minerals for use in the agriculture, construction and other specialty industries.

Contacts

David Harvey | Purebase Corporation

david.harvey@purebase.com, and please visit our corporate website – www.purebase.com

Safe Harbor

This press release contains statements, which may constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief, or current expectations of Purebase Corporation and members of its management team as well as the assumptions on which such statements are based. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that may cause actual results to differ from those anticipated are discussed throughout the Company’s reports filed with Securities and Exchange Commission which are available at www.sec.gov as well as the Company’s web site at www.purebase.com. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.